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                                FINAL TRANSCRIPT


   CCBN StreetEvents

   CCBN StreetEvents Conference Call Transcript

   QMDC.PK - Quadramed Corporation Investor Day - New York City

   Event Date/Time: Nov. 18. 2003 / 1:00PM PT
   Event Duration: N/A






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CORPORATE PARTICIPANTS
 Carey Rutigliano
 Senior Director of Finance - QuadraMed Corporation

 Lawrence English
 Chairman, CEO - QuadraMed Corporation

 Michael Wilstead
 President, COO - QuadraMed Corporation

 Dean Souleles
 Executive Vice President, Enterprise Division - Quadramed

 Charles Stahl
 CFO - Quadramed




PRESENTATION



________________________________________________________________________________

Carey Rutigliano  - Senior Director of Finance - QuadraMed Corporation


Good afternoon, and welcome to QuadraMed Corporation's Investor Day. My name is Carey Rutigliano. I'm senior director of finance.

Before we begin our presentation today, I'd like to reference the following Safe Harbor statement. Cautionary statements on risks associated with forward-looking statements, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statements.

A list of important factors as well as a copy of our Safe Harbor statement may be viewed on the company's Web site as well as in periodic reports filed with the SEC. These SEC filings can be accessed through the Investor Relations section of our Web site or through the SEC's database.

Today's event is being Web cast live by CCBN and is available to the public via the "Investor Relations" section of QuadraMed's Web page.

In a moment I will introduce Mr. Larry English, QuadraMed's Chairman and Chief Executive Officer.

Mr. English joined QuadraMed in June of 2000. He has spent over 40 years in the healthcare industry at several companies, which have included successful turnarounds. He has sat on various boards and has been featured in numerous publications. You may review, Mr. English's bio as well as the rest of QuadraMed's management team and the handout is available at each of your tables as well as on our Web site.

It is my pleasure to now introduce Mr. Larry English, QuadraMed's Chairman and Chief Executive Officer.


________________________________________________________________________________

Lawrence English  - Chairman, CEO - QuadraMed Corporation


     Thank you very much, Carey. And thank all of you for coming. Let me get wired up here for a minute. I don't need all this technology for the room but I need it for the webcast as it is going out to all (ph) of our investors.

We really do appreciate having this opportunity to meet with analysts, investors from all different parts of the industry. We had a similar meeting a week ago in San Francisco, and we had a lot of very good questions. We think you will get a very clear picture of our company.


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Our objective is very simple. After the long bookkeeping nightmare that
QuadraMed went through, where we moved a lot of numbers over (ph) time periods and up and down the income statement and balance sheet. We wanted to reintroduce the investment community to our management team, to the method (ph) opportunity we have for products and services that we sell to hear about the opportunity we have, and for our strategy, for taking advantage of that opportunity.

To that end, I have several of my management colleagues here with me today. And I think I'd like to begin by introducing them. You've already met Carey Rutigliano. Can that light be turned off? Does that have to stay on all the time? OK. All right.

So, whatever (ph) . You already met Carey Rutigliano. The rogue gallery up here in the front, in the middle, Mike Wilstead is the company's president and chief operating officer. He's been the president and chief operating officer since 2000. He's - I'm sorry, 2001. He's held a variety of assignments in the company.

As Carey said, all of our bios are in the handout that you have, so I'm not going to go through his entire resume. But I will say this about him. If you look in the Merriam dictionary next to the word "leadership" you'll find his picture.

Mike had the brunt of the job of holding this organization together while we went through an incredibly complex and very difficult restatement period, and he did so (ph) . And he'll talk modestly about our accomplishments, but the fact that we continued to make sales and held onto all of our customers and held onto all of our key people is a real tribute to his leadership.

Sitting to Mike's left is Executive Vice President and Chief Financial Officer Chuck Stahl. Chuck joined the company as a consultant in December of 2002, which was, I would say, the darkest days of our restatement. We had lost a couple of CFOs.

And anybody looking at the company from the outside it really looked like a troubled situation, with the turnover that we've had in the finance operations and the difficulty we were having getting the restatement, done with the issues we were going to have with Nasdaq. Chuck came in as a consultant. He's a CPA. He spent 30 some years with Deloitte & Touche. He is highly qualified to lead us through the restatement. But I think when he joined the company he had no intention of becoming CFO. When he got here, a few months later he paid us the ultimate tribute (ph) by saying, "Hey, this is not nearly as bad as it looks from the outside looking in. I'd like to be your CFO and I'll take the responsibility for completing the restatement." Signing off on the representations and moving forward, and he's done that. And we're now current with all of our filings. Chuck will be talking about our financial results and say a few things about the future.

It's our philosophy (ph) at the end of the table is Dean Souleles, who is our chief technology officer. Dean is one of the sharpest and most knowledgeable technology people I have ever encountered and has the added quality or the added advantage of being able to make understandable presentations on technology, which I think all of you will appreciate in the moments ahead.

Also with us today, and without speaking goals (ph) - is John Wright here? John Wright is executive vice president of finance. Those of you who have followed us for a while know that before the restatement and all of the things that were going on with us we had announced that we wanted to consolidate our finance operation in our Reston Virginia headquarters.

At about that time we hired John Wright , who is also a CPA, a 30 some year Ernst & Young veteran audit partner. We hired him to be the advisor to our audit committee as we went through the restatement.

And we've been very fortunate to have someone of his credentials who will assume the CFO role from Chuck Stahl when we complete the first quarter and the filing of our 10-Q, and then we can consolidate all of our finance operations in a single office in Reston Virginia. We have very carefully worked out transition plans, so we're very luck to have John Wright.

Senior Vice President of Finance, Rick Goldfien, is sitting right here. Rick manages all of our financial planning and analysis functions and our merger and acquisition operations. Again, he doesn't have a speaking role, but a very key member of our management team.

And in the back Dave Piazza (ph) , who is in Reston and will take over that vice president of finance role when we have transitioned into Reston. Is Roger (ph) here? OK. Roger (ph) is not here.

And finally my administrative assistant Colleen English, who's the one who's turning the light on and off so I can see. We have lots of (ph) seats up here.

My role is fairly short. And we want to keep our presentation as tight as we can so we really have time for your questions. But I do want to talk a little bit about the opportunities that I think we have, the strengths that I think we have to build upon and the strategy that we are embarking upon to take advantage of this opportunity.

I joined QuadraMed in 2000, after a fairly successful corporate career and out of a (ph) very successfulcareer (ph) as a turnaround manager, where I worked six months on a particular gig and then take some time off and do some fun things and go back to work. I did several of those. And I was recruited as a turnaround manager to QuadraMed, but the Board wanted a full-time CEO.


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And I accepted that job, moved my wife to San Francisco and plunged back into the 52 weeks a year 70 hour weeks for two very good reasons. One is as an experienced healthcare executive I knew that the healthcare industry needed a lot of technology, which is what QuadraMed provides. Two, I realized that QuadraMed had a very big install base. The products were in well over 1,000, 1,500, 1,800 hospitals at that time.

And they had very high levels of customer satisfaction. That gave me a view of the company that really could be built upon into something significant. It also helped that there was sufficient cash on the balance sheet, that I knew I could stop the hemorrhaging of cash that was going on at that time and get the company turned around and on the right track before we ran out of cash.

And we were successful in doing that, as those of you who followed us in 2000, 2001 know we (ph) hit the bump in the road with the restatement and so forth.

But those reasons are as valid today, more valid today than they were when I joined the company as to why this is a good opportunity. It is a big market. I want my market slide now, if we can. This is my only slide, then we can turn it off again. These are data from a survey - an industry survey by Dorenfest that indicates that total healthcare information spending - now, this includes the whole market including positions and so forth - is going (ph) from 20 billion in 2001 to 30 billion in 2005.

It is a big, big market and it's really this (ph) being in in terms of that kind of an opportunity. You can turn that down because everybody will remember those two numbers. They're the only real numbers of my presentation.

Why is this opportunity so big? Healthcare providers are grossly inefficient. It's estimated by a lot of experts that 50 percent of the costs associated with running a hospital is tied up in paperwork. We know for a fact that historically most businesses allocate between five and seven-and-a-half percent of their operating budgets for IT spending and IT development.

Healthcare typically has been about half of that. So, they've under-spent. There's enormous amount of waste and inefficiency and lacking of productivity in and among healthcare providers, mostly in hospitals. There is a big need.

And with healthcare costs rising again at double-digit rates, it's got to stop. It's got to get under control. They have got to improve their efficiency. They've got to improve their productivity, and technology is the only way they are going to do it. So that's one factor underlying the demand.

The second factor underlying the demand, which has become more true since I've been with the company, has to do with the clinical side. There was this report issued in 2001 by the Institute of Medicine which suggested that as many as 80,000 people, Americans, would be dying every year as a result of medical errors, medication mistakes.

In fact, there's an article in today's "Wall Street Journal" that talks about the same thing, the continuation of medical errors.

Somebody - this is not an original saying by me, but somebody said that's kind of the equivalent of a 757 crashing every week. I mean, if that were happening we would be doing something about aviation safety. We need to do something about healthcare safety.

And say (ph) there is an enormous amount of pressure being put on hospitals by organizations like the Leapfrog Group, which is a consortium of Fortune 500 companies who have come together and basically said we're not going to send our employees to hospitals that don't use technology to improve clinical quality and avoid mistakes.

And that caused the Leapfrog Group, a lot of government pressure, consumer pressure, physician pressure has come down to the use of technology, and particularly a product that we just introduced called computerized physician order entry.

And an interesting thing about computerized physician order entry. Only about five percent of the hospitals in the country have it today. It's not deeply penetrated, but everybody knows that sooner or later they need to move in this direction.

So, improving the quality of clinical care, whetting out (ph) outcomes, preventing the states, preventing medication errors, and improving the overall productivity means that there is significant demand for IT in the healthcare industry. And that's why I like being where I am today and why I think we have an opportunity.

We have a lot of strengths upon which to build. The management team is mature, gray hair, what there is of it. Battle hardened (ph) - we've been through a lot together. Ambitious - we have all managed bigger enterprises, and we want to do so again.

And hardworking - we have a great management team. I'm very, very proud of not only the people in this room but the whole calvary (ph) of people we have running our sales and customer service and support and technology operations. We have incredibly good sales strength and we didn't lose any salespeople during the restatement period. They held onto them, and they are well read (ph) and very highly motivated.

We are the beneficiaries. And Dean will talk a little bit more. There are seats up here if anybody wants to come up. Dean will talk a little bit more about this. I don't want to steal his thunder. But he was able to build when we came out our turnaround a very good engineering team of people who are quite sophisticated in modern programming languages and more base technology.


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And we have a good base of customers and return revenue. So, we've got a great base on which to build, and we intend to build on it.

Strategically it's very simple. We're going to grow organically. Number one, how are we going to grow organically? Tried and true, knocking on doors, basic blocking and tackling of sales and marketing, backed up by the continued introduction of new products, that is, developing the products that our customers need, that our customers want to which you build those (ph) , and having the salespeople, the feet on the street, if you will, the marketing, the promotion, the development of consulting relationships that enable us to make those sales.

We want to be in front in 2004 of every opportunity that comes up that we should be in front of. In other words, anybody who's going to buy a new system or complementary clinical systems or whatever, where our products match their needs I'm going to be darn upset and Mike Wilstead's going to be darn outside if we're not in front of that deal.

We're not going to get them all, but we want to be in front of them all. We want to be involved in the RFP process. We want to be a must bid for every HIS and medical records opportunity that comes along. And I've been in sales a long time.

It doesn't help - it doesn't hurt, rather, that Mike and I have backgrounds in sales. That's where I grew up. That's where he grew up. So, we spend a lot of our time with customers as well, and we know how to manage sales forces, so the blocking and tackling, the getting in front of customers, to getting the RFPs and building that pipeline as a fundamental part of our strategy. That's how we're going to sell it. That's how we're going to grow.

We also need to grow through M&A. We are, number one, not that big a company for a public company. And with all the additional fixed costs that Sarbanes has layered on public companies, we need to get bigger. But more importantly than just getting bigger, we need to round out our product portfolio. Dean will talk about it. Mike will talk about our product portfolio. But we don't have all of the pieces that we think we need going forward.

For example, historically we have not had departmental systems for the hospital. We have the overview - patient registration, clinical workstations and things of that nature - but we didn't have the lab and radiology and pharmacy. 2002 we bought a pharmacy system. This year in all probability we will buy a lab system and maybe radiology.

The reasons we want to grow in this direction is not just to add critical mass but because we need these applications to respond to what we see as a growing trend, particularly at the smaller hospital, 200-250 bed level, to buy from single vendors, to buy more integrated applications. So, we have a target list of product lines that we want to focus on to acquire to round out our (ph) product line.

Secondly, and I can't say too much about this because I don't know that much about it, I believe that this - the vendor market for healthcare information technology needs to be rationalized. There are too many small to medium sized players, some public, some private, developing similar applications for the same market. We're all carrying overhead around. We're all carrying big development budgets around. We would like to be the catalyst for that rationalization.

And we are looking for every opportunity we can to do it. And it's clear that if we're going to do something, then we have to plot it (ph) . We have to bring in additional money. We have to raise money. I don't want to leave investors with the idea, though, that there's going to be some kind of a massive dilution because we're not dumb.

And I believe that if we find the right opportunities to do deals where there would be significant synergies in terms of reduced overhead, in terms of reduced research and development investment if you've got two development shops both developing products in the same market and you go to one you save a lot of money.

And we spend a lot of money on research and development. But we could put together an accretive deal that would make it worth our while either to use equity in the transaction itself or to sell additional equity to get it done.

So, we are going to grow organically by doing the blocking and tackling we know how to do. We're going to grow through M&A by focusing on applications that we need to round out our portfolio. And we are looking for opportunities to help rationalize what I see is a very fragmented industry with no real dominant player.

I'm going to stop at that point and ask my colleague, Mike, to talk about our operations. He'll be followed by Dean, who will give you an overview of our technology, and then Chuck will wrap up with the financials, and then we'll go to your questions.

Michael?


--------------------------------------------------------------------------------
 Michael Wilstead  - President, COO - QuadraMed Corporation


     Thank you, Larry. Appreciate it. Good afternoon, and thank you, all, for coming. It's my pleasure, actually, to talk about the company as a whole and give you some insight into what we feel are some of our strengths and some of our - the direction that we're headed.


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Many of you are aware with QuadraMed and the fact that we believe truly it is truly a great time to be here at QuadraMed. Those of you that know us know that we have a widely accepted product line, highly installable. It's installed right now in over 1,900 facility sites, many of those sites using multiple applications.

One of the keys to being a successful development company is that you actually develop new products. And even through the course of the challenges of the last year, we've introduced several new products and new applications on new technology and new platforms. So, we are truly a development shop that can kick out new products that the industry accepts.

I'll talk a little bit more about our pipeline a little bit later in the discussion. But we do have a solid pipeline and we have been successful closing new business opportunities. So, we truly believe it is a good time to be at QuadraMed.

The mission at QuadraMed is dedicated, as Larry said, to improving healthcare through technology and services. That's our focus. The key is actually delivering on that mission. We think, as Larry mentioned, that we have a strong management team in place to kind of lead this mission forward. When you take a look at the senior management team, we average about 16 years experience in healthcare with over five years at QuadraMed.

Larry mentioned a little bit about the operation and sales management staying together. Through the past year we have not experienced sales management or operational turnover during the restatement process. We were able to keep our people, keep them focused, keep them focused on their jobs, and deliver and introduce new products, as I'll talk about later.

The other piece is there's a tremendous value from the fact that the management team believes in the company, we believe in the products, and we do believe in each other. We have been, as Larry said, battle hardened a little bit together, and we believe in the future of the company and where we're headed.

To deliver organic growth, of course, you need to sale structure. And I just want to give you a brief overview of our sales structure. We have 75 direct sales feet on the street, if you will. These are specialty sales individuals that call on specific products and specific customers in a hospital. So, we have customers that sell - sales reps that sell our HIM products to the HIM market space. We have sales reps that sell our enterprise product. The key is they all report up through a central sales management team. That gives us the ability to keep focused on our current product offering while allows us to bundle and sell complete end to end solutions.

We also have a group that's focused on the consulting industry. Those of you that are familiar with this space know that many of the large HIS opportunities that come down go through a selection process where a third party will recommend a company. We have a team that's dedicated on calling on the Superior's consulting group - First Consulting Groups, Cap Geminis and so on, as well as Larry and I dedicating a lot of our time and energies to this specific area.

One of the things that we have found, these consulting groups have been widely accepting of our products. First Consulting Group, for example, just rated our CPOE introduction. The highest rating is ideal, and they gave QuadraMed the ideal label on our CPOE product. Gartner is not shown up there. The Gartner Group recently showed their magic quadrant, they called it, for revenue cycle management products. And two companies received the magic quadrant label. One was QuadraMed. So, we're pleased with the acceptance that we've had from the consulting industry.

Revenue cycle is an area that QuadraMed has probably been best known for and is really the only true vendor out there that has an integrated solution. Many of you probably have heard that QuadraMed has received five times the KLAS Award, which is an independent group that evaluates the performance of companies and vendor products inside healthcare. We received that award five times. We do offer complete, integrated solutions.

When you go to the financial applications, this chart represents just categories of financial products, not all - on not all of the products that are sold in there. What this provides for us is a large not only depth and breadth to go to a customer and present an end-to-end solution, but it gives us the opportunity to sell vertically. Remember, we have 1,900 customers that are using our customers. We have many opportunities to sell products back into that customer base.

Clinically we've become more widely known the last couple years for clinical applications. Larry mentioned CPOE. He mentioned the pharmacy acquisition. The pharmacy company we acquired has received that KLAS award three consecutive times. Clinician access, first charting (ph) , several other applications that fall into the space of clinical applications. Again, multiple product categories, presenting a strong vertical opportunity to sell back into that customer base.

In HIM QuadraMed has been widely known in the HIM space as one of the two market leaders, providing probably the widest depth and breadth of product offerings for an HIM director. In 2002 we introduced the Quantim platform, which is the first move to Web-enabled products in this particular space. Through 2002 and 2003, we introduced Quantim Coding, Quantim Compliance, Abstracting will be released this month, as well as we released Correspondence Management and Disclosure Management. So, offering again the widest suite of applications for an HIM director.

Our products are installed, as we said, in a wide number of facilities. But I think this slide shows just a snapshot of a few customers. What we'd like to point out here is the scalability of our Affinity HIS system. Affinity is installed at L.A. (ph) County, one of the largest healthcare institutions in the world. It's also installed in Madonna Rehab, a small 50-bed regional rehab center, and specialty hospital in Lincoln, Nebraska. The product is extremely scalable and meets the needs of many markets and many opportunities. We'll continue to develop products that meet many needs and many sides and scopes of hospitals.


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If you turn to progress, you look at many metrics. Of course, pipeline is one metric that we roll up. And I'll talk more about pipeline in a minute. When we take a pipeline we build it from the ground up. We start with the sales reps individually as they call individual directors in hospitals or C-level individuals. That rolls into their pipeline that's qualified and then measured based on a score of when we expect that individual deal to close. But we also look at things such as demos. We look at RFPs, look at Webcasts, on-site visits, different opportunities that our sales reps are doing on a day-to-day basis. We take those key metrics, and that helps us determine market trends as well as the acceptance level of our products in our current market space.

The pipeline, as I talked about, is one indicator. We've been advised that we can't actually talk about specific numbers and size of pipelines because we can't relate it back to GAAP. But I can talk about growth of pipeline and show you this trend of what's occurred. The pipeline 2000 to 2001 experienced significant growth. This chart actually starts December 2001.

And you can see the increasing trend, where our pipeline actually reached its peak in about August of 2002. Two events occurred after August 2002 that led to just a slight erosion of the pipeline, first the strong quarterly bookings in Q3 and Q4 of 2002. We had some very strong bookings at the start of that time and maintained to that process.

The second was some erosion of the pipeline due to the restatement. Remember, the restatement was issued and started in August, and we started to see some erosion as potential customers retracted a little bit and waited for us to get out of the bookkeeping challenges that we were faced with at that time.

At December 2002 the pipeline leveled off. And, as Larry said, we've been able to maintain our sales group. We've been able to maintain that pipeline. I'll talk about bookings next and show that we've had some - actually some closings in the pipeline even though we've had continuous sales through this process. We've been able to replenish that pipeline even during some challenging times.

The pipeline's a great indicator, but, like you, I want to know if we're closing the deals and are our customers buying our product. Again, we can't talk about actual booking numbers, but I can show trends. First quarter of 2003 our first quarter 2003 numbers actually exceeded prior year for the same period in time. So, that kind of gives you a reference point to show where we're at.

During this time period we did not close new contracts from - by the end of the first quarter of 2001 we did not close a new Affinity contract. But because of the diverse product offering we offer, we were closing other deals and other opportunities. In June of 2003 we closed our first new Affinity contract again. And there was substantial growth through the end of Q3 2003. That quarter did exceed prior year for the same period again. We closed two new Affinity contracts during that time.

Only one is represented in these numbers, simply because the other deal had a contingency factor with it. That contingency has since been released, and that opportunity will show up - or that booking number will show up in our Q4 booking.

I think, going back to the bookings for one second, the future and looking forward as far as Q4 we're comfortable that our pipeline is strong enough to support Q4 projections. Chuck will talk about where we think we're going to finish for 2003. And we do expect to see new Affinity deals as well as HIM sales closing in 2003 Q4 as well.

You may not be aware that we have tremendous penetration in the government sector. The Veteran's Administration Hospital we've initiated a couple product offerings and have been very successful. We actually have a product installed in over 70 percent of the VA hospitals throughout the United States. That gives us an opportunity to launch additional products and applications. We've been very successful doing that. We'll continue to enhance that market space with additional products.

Conclusion - why be at QuadraMed? Why do we think it's a great time to be a stakeholder here, whether it's an investor, whether it's a shareholder, whether it's a customer, whether it's employee? We talked about seasoned strong management team with a wide depth (ph) and breadth (ph) of those product offerings.

[Inaudible] the diversified product offering that really allows us to set (ph) a price on a standalone or a bundled opportunity [Inaudible] We have a arge customer base. We have 1,900 facilities to use and our customers gives us a great vertical sales opportunity. Our pipeline is stable, we believe it will continue to grow and we'll start - continue to increase as we - as we put our emphasis back on sales and away from bookkeeping issues. Most of all we've proven that we really can win in a challenging time.

So that's [Inaudible] we think it's a great time to be here. We truly believe in that. Thank you for your time, and I'll turn the meeting over to Dean.

[Inaudible]  this way.


DEAN SOULELES  - CTO - QUADRAMED CORPORATION

     Good afternoon and thanks again for joining us. Again, I'm Dean Souleles, Chief Technology Officer at QuadraMed Corporation.


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I'd like to return for a moment to Mike's first slide (ph) where he talks about mission statement, because I think this is really important to understand -for you to understand how we think about our company.

And the mission is improving healthcare delivery providing innovative healthcare information technology and services. And the reason I point this out as a Chief Technology Officer of the company is that I believe that our biggest strength is our healthcare domain expertise.

Many, in fact, most of our employees have worked in hospitals [Inaudible] the nurses. They are pharmacists, they are lab technicians, they are patient accounting representatives, and customer service representatives. To a large degree, they are the customer.

And what we do and what our mission is to do is to take technology (ph) and use it in innovative ways to provide solutions to that market. What I [Inaudible] the fact that we are a healthcare domain expert and we use technology to provide those solutions.

Now as Larry said, we were the benefactor of the tech bust because just as our turn around was completing in 2000 a large number of very talented engineering people came on the market, software engineering professionals came on the market both in Northern California, which is where a lot of our developers are and in Reston Virginia, which is where our other development center is, and really able to leverage that hire a lot of really good engineering staff that had been trained on the Internet economy and [Inaudible] able to come in and work with our highly healthcare domain knowledge experience staff. And they really allow us to work on taking the products to the next generation of technology.

During the 90's we were acquiring a lot of the best healthcare product assets in the industry, many of our competitors were busy retrofitting their mainframe applications to the Windows platform. They put a lot of money in doing that, and they got - they got their applications ready, including some of our competitors put their CPOE applications on the Windows platform. But we now have had the opportunity by getting these talented people in to kind of skip over a generation of technology and get our CPOE product built from the ground up on Web technology. And as Chief Medical Officer, Dr. Bormel said, the early bird may get the worm, but the second mouse gets the cheese. And we kind of like being the second mouse. A good position to be in this case.

As we think about our technology today, and we think about how we built technology, and this is probably the most technical slide I'm going to get into today. Just think in terms of layers of architecture, and this is an important concept in building systems because it makes flexibility in your systems. By separating out the layers the database layers and the platform layers from the middle layer, the framework and the application logic (ph) and the business rules that creates the application from the presentation layer, which is what you see on the screen.

We built a lot of flexibility into the application. And we build it all on a common framework of healthcare domain specific application logic, that we get to reuse across all our many products. And that's how we think about and that's what guides us when we build our next generation of applications.

Now what this does for it is it gives us the ability to provide an architecture that allows hospital purchasers to leverage off investments they make from a [Inaudible] and yet have the assurance that the products that they're buying today are going to allow them to work with, you know, the fast paced technology change (ph) .

Now these hospital information systems, the very high-end systems that we saw, they're turned over by about every seven to 10 years, some of them less often than that. So hospitals CIO, who's making an enterprise-level purchasing decision wants to know two things. He wants to know are you going to meet my needs today Are you going to be able to do everything that I want to do with the systems today? And really provide a technology vision that is able to keep up with the rapid change of technology so I don't fall behind. Because I'm not able to make these changes on my systems very rapidly.

So what they do today is if they buy today they get a rock solid Affinity Patient Accounting System, which is the financial system that basically is responsible for the billing in the hospital and [Inaudible] 37 states rock solid
(ph) , as Mike indicated, best in KLAS systems, are five times, always at the top of the KLAS very good functionality allows hospitals to bring their AR days down, very good document evidence of which liability and usability and significance to hospitals.

And then right along side that, you get a modern clinical system with computerized physician order entry, which is developed and [Inaudible] platform and integrate seamlessly over the same patient center (ph) database. And the hospital CIO that any new product that we roll out over the course of time are going to be both compatible with and leveraging off the platform.

So we're pretty proud of our technology (ph) achievements and development achievements over the last - over the last year or two. A recent example of our computerized physician order entry screen (ph) which - that we released to the market this year. And I'm going to take a minute to kind of walk you through what we see [Inaudible] so you can get an idea of the complexity of these applications, and the power of what they have in leveraging as Larry (ph) said, some of the most important issues in healthcare today.

And the Wall Street Journal article today on medical error was completely apropos to my - to my presentation, because it ties right into what I'm talking about here today. Now when we set about to build this application, we knew that physician adoption was going to be critical, because as you know, there are less than five percent of hospitals who use [Inaudible] physician have been somewhat resistant to using technology (ph) .

So we asked physicians, what would it take to make these systems personally valuable to you? And they told us there are four things. They said first, it's got to be very easy to use. In fact, incredibly easy to use. Second, it's go to be very fast. It can't slow me down. You know, the most valuable part of what a physician has to offer his time and it can't slow me down.

But let me tell you there's other things that I thought were very interesting. They said, it has to help me be a better doctor. It has to keep me out of trouble. And we think these two ideas that are - I mean, seriously under-represented in the market today.

And so we chose to focus on the, how do you help me a better doctor and how do we keep them out of trouble aspect of what they're asking for and use [Inaudible] we can make it both useful and faster along the way.

So what you're seeing on the screen here is the physician has just ordered entered and ordered basically the patient in the hospital, the physician has seen the patient, and the physician has elected to order a medication called Warfarin or Coumadin. And this is particularly relevant because Warfarin is one of the drugs that is most commonly associated with what are known as adverse drug events. An adverse drug event simply speaking is a negative unintended consequence, serious unintended consequence of the use of a medication.

So the physician entered the order for Warfarin, and what the system has done is without the physician having to asked for it, it has retrieved all of the data that is relevant to Warfarinorders Warfarin and the syndicated [Inaudible] of the normal range of, you know, [Inaudible] medical facts dictionary, the clinical indicators for Warfarin, and it has raised the pharmaceutical [Inaudible] the red circle with the big X in it that says, "this particular medication for this particular patient with these particular lab values have a potential of creating an adverse drug event. And so this is - it fits in the [Inaudible] keeping out of trouble, because you certainly wouldn't want to cause that particular problem with this particular patient.

And it gets in the way of better and faster [Inaudible] without the physician having to ask for it. In other words, the system knew what when and where Warfarin was entered, and it needed to go and check relevant [Inaudible] pull of that [Inaudible] and they physician didn't have to work the interface to get this to happen. He simply had to enter the order and that's what [Inaudible] and running.

And in addition [Inaudible] intelligent options, it's even suggested what the antidote is for this particular adverse event in order to occur. So it's brought information to the physicians attention that whether or not he happens to be thinking about it at the time. And this is, again, in the area of, help me better a better doctor, and keep me out of trouble, and do it very quickly and very easily.

We're really very pleased that this application [Inaudible] and is helping to treat patients and keep doctors out of trouble. So [Inaudible] in the healthcare information division [Inaudible] us and this is a screen from our Quantim products. I was going to step with you through this one, but it occurs to me that I better tell you what this is right here. Because this is what my spine is going to look like if according to MikeWilstead if we don't make our next product releases on time.

So this is our Quantim suite of products. And you can see across the top we have the totaling (ph) and abstracting (ph) , compliance, correspondence management, document management, which his coming out on the platform.

And what I want to illustrate here is the strength of that architecture that I was talking about. Because each of these applications is built on a common core of code, of system programming that knows everything about procedural codes, and diagnosis for [Inaudible] knows everything about the medical record, knows everything about everything that you need to do (ph) . But yet global to deliver a series of applications off of the same - for the same base.

And on top of that, if you've just purchased say the coding abstract (ph) but not the compliance, the coding abstract (ph) [Inaudible] when we [Inaudible] compliance you'll be able to (ph) demo the product and you'll get some instructions on how to - how to [Inaudible] product. And because it's all installed (ph) and it's Web-based, when you do deliver the product, it's matter of [Inaudible] getting a license rather than doing a full install.

And this product, again, we started development on it in 2001. By the end of 2002, I think we had rolled out six applications on it. It's the same platform, the same CPOE technology [Inaudible] order entry.

So to kind of sum up, we have built over the last several years, a very talented, a highly skilled technology organization. We've adopted a modern Internet architecture for our products and leveraged the high degree of healthcare demand expertise that we have.

And we have proven over the last couple of years, we can develop and deliver software products that customers really like on time and under budget. And I think that's something that anybody software company can be proud of, and we're really proud of that.

So thank you very much for your attention. At this time, I'll turn the floor over to our Chief Financial Officer, Chuck Stahl.


CHUCK STAHL  - CFO - QUADRAMED CORPORATION
 Thank you, good afternoon.

I'm going to go over a lot of numbers. I'm going to try to summarize a lot of the detailed (ph) numbers in a very quick order here. In your packets, we did provide a copy of our third quarter 10-Q, which was filed on Friday, which was within the SEC prescribed limits. This is - this is another major milestone for us saying that we filed on time.

Another thing that we've done is we've made some significant improvements in our internal control in 2003 since I joined the company in December of 2002. First, I moved from a consulting position to become the CFO on April 15, 2003. We then built our financial organization, based on full-time employees as opposed to a group of consultants.

In addition to the public reporting that you see from these - from this financial organization, they are now performing timely in monthly closings, reconciliation of accounts, and internal management reporting.

We've recently upgraded our PeopleSoft software so that we can then install some new contracts and project management modules that will help us with managing data. We created a Disclosure Committee, and underlying sub-certifications of major management people that we established and that's where we're filing our 2001 10-K in June of 2003.

We've drawn up the plans to comply with section 404 of the Sarbanes-Oxley Act. Our Audit Committee has strengthened it's role in corporate governance and has add two new members with significant financial expertise.

As Larry said we are in the process of consolidating our financial operations in the corporate headquarters in Reston Virginia. We're developing detailed plans and hiring professionals to take over the financial functions and to lead the transition. Transition is going well and we expect to complete that as we file our 2003 10-K.

There's some key financial metrics that I'd like to point out. They are really important to focus on our specific company. They include revenue, cash flow from operations, cash position, research and development, working capital, and total stockholder's equity adjusted - both adjusted for net deferred revenue.

Total Revenue remains fairly consistent for the first three quarters of '03 ranging from 29 to $30 million, with license revenue improving slightly in the third quarter. During the same period, deferred revenue increased over $9 million. I will talk further about the deferred revenue in a few minutes.

Cash flow from operations has been improving over the three quarters of 2003. $6.4 million was used by operations in the first quarter; $1 million and $4.1 million were generated in the second and third quarters. The cash flow from operations even looks better if we adjust it for a non-recurring restatement cost. With the first quarter of 2000 - first quarter using $2.1 million versus the 6.4, the second quarter providing $3.2 million versus the one million. We are cash flow positive for 2003 and have generated cash flow from operations after adjusting for the restatement cost.

We're a software technology company and as such, we need to continually invest in enhancing our existing software and developing new projects as Dean outlined for you.

The aforementioned results in cash flow from operations were achieved even after investing these amounts in 2003. Cash and cash equivalents and short term investments, our cash position have also improved during the year. Beginning at $26.2 million at December 31, 2002 and finishing at $35.6 million at September 30, 2003.

Nine million four-hundred thousand dollar increase in cash this year was a result of many transactions. Beginning with the net loss for the nine months of $22.2 million and adjusting for non-cash items and changes in working capital to get to $1.3 million of cash used by operations year to date.

The investing activities primarily related to the HIM (ph) - sale of the HIM
(ph) Services business provided $2 million of cash, and financing activities primarily related to the restructuring of our long-term debt provided $8.8 million.

Most companies that sell computer software have an unusual general ledger account, deferred revenue. It has a credit balance was and is classified as a liability. However, it's unlike most liabilities, it's not paid in cash. It doesn't use cash. When we bill and collect from customers, we've not met - we have not met all of the accounting requirements to recognize the revenue. We credit - we credit deferred revenue.

We may have incurred some of - we may have to incur some additional cost (ph) to actually recognize that revenue, but that's not always the case. The cost of license revenue, as an example, is less than 20 percent of the license revenue. And a portion of that is the amortization of previously capitalized software development costs.

Generally, most of our deferred revenue would be recognized within the year following the signing of the contracts. This could be longer with some of our larger contracts. The opening balance and deferred revenue as of January 1, 2003 was 39.5 million, and that increased to $49.1 million at September 30, 2003. This is primarily due to $5.4 million in new HIM (ph) contracts with government entities, $2.7 million in other HIM (ph) software contracts, and 1.5 million in enterprise division contracts.

I'm making an assumption here that it takes an additional cost equal to 20 percent of deferred revenue to recognize the deferred revenue on this schedule to get to net deferred revenue.

Our working capital of $18.1 million at December 31st and $11.1 million at September 30th is adequate for a technology company of our size. This is especially true if working capital is adjusted for the effect of net deferred revenue. If we were to add - to add the net deferred revenue to working capital, adjusted working capital would have been $49.6 million at December 31, 2002 and $50.4 million at September 30, 2003.

Since the restatement of our financial statements, I'm frequently asked about total stockholder's deficit, which was $7.2 million at December 31, 2002 and
15.5 million at September 30, 2003.

The accounting for deferred revenue significantly impacts total stockholder's equity. If you assumed that 80 percent of the deferred revenue would become equity in the future and adjust the balance sheet for as of - adjust [Inaudible] as of the balance sheet date, adjusted cycle equity would've been $24.3 million at December 31st and $23.8 million at September 30, 2003.

[Further sophisticated investors recognize that our financial statements are prepared on a lower cost per market basis and it's real value of our (ph) intellectual properties does not truly reflected therein (ph) .

On to the future, on finishing 2003, we've already recognized 88.4 million of total revenue for the nine months. And the current revenue - and at the current revenue run rate, that puts us just below $118 million for all of 2003.

Based on our analysis of bookings, backlog, maintenance and deferred revenue, we have visibility on $32 million of revenue for the fourth quarter. Please recognize, however, that this visible revenue is dependent upon many factors, some of which are out of our control. Revenues from new sales for the fourth quarter is not included in the aforementioned visible revenue.

We think full year revenue are 117 million to 121 million would be a good result for 2003 given the amount of turmoil that we have operated in 2003. This would equate to a 6.8 percent to a 10.4 percent increase in revenue for 2003.

We expect to continue to invest in our products and develop new products. Our research and development expenses are expected to exceed $20 million in 2003. Based on our analysis of operations and other cash flows, we expect to end the year with more than $35 million of cash, cash equivalents, and short term investments.

We're in the process of completing our 2004 budget that will go to the board of directors in early December for approval. At this point in time, we need to be very cautious about what we tell you about 2004.

I believe that revenue will continue to increase at a similar or greater rate than the one for 2003. We will manage our cash and cash equivalents and short-term investments conservatively, and we expect our net loss to improve.

Larry back to you for questions.

QUESTION AND ANSWER


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


     Great job, Chuck, Mike, Dean. We're not at that point in the program where we will turn to your questions. I will be the quarterback and hand off to whichever of my colleagues are appropriate. I will know all the answers, but I want to give them a chance to answer .


--------------------------------------------------------------------------------
Unidentified


     How many - how many - what's the average number of products you have in a current customer? And what is the timeframe in selling it to your current customers?


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 You want to talk, Mike?


--------------------------------------------------------------------------------
 Michael Wilstead  - President, COO - QuadraMed Corporation


Yes. I don't - I don't know if there's an actually evaluated average number of customers and installed into number of customers. That's a good metrics. I'll have to, you know, solidify that for you and get back to you. The time frame, an Affinity product, which is the main HIS opportunity is usually about an 18-month selection process. So from the time, you know, an RFP is sent out to the time it closes is about 18 months. When you get to other ancillary products, such as HIM
(ph) , EDM, things like that, can be as short as three months to six months of the time cycle.


--------------------------------------------------------------------------------
Unidentified


 Yes.


     Just for the benefit for us, that are relatively new to the story, can you just give a brief background on the history of the company? You don't have to go through all the mess of everything, but how historically you've got to where you are ...


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 Sure.


--------------------------------------------------------------------------------
Unidentified


 ... you know, acquisitions, or what's the division, and how it's changed, and where were going?


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 Sure. QuadraMed was founded in 1993. It was a private company until '96 ...


--------------------------------------------------------------------------------
Unidentified


 '96.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


     ... '96 when it went public. And it was a classic 1990's rollup. Between 1997 and 2000, there were 28 acquisitions. The acquisitions range from very small service-oriented companies to the Compucare Company, which bought the Affinity (ph) product line that was (ph) probably a 30 or $40 million revenue number at the time.

The management was quite aggressive. The stock price rose into the 30's, they did a secondary, they did a convert. They raised $115 million worth of convert, so they had a lot of money to throw around. And in 1999, they hit the wall.

I would say that it - there were a number of things that were going on. Dave, I think, you probably have more insight on this than I do. But essentially 1999 showed that they were really having a hard time integrating all of these acquisitions. And it was also a tough year for healthcare information technology because Y2K was coming and hospitals were adjusting to the impact of the balance budget act which had been passed in '97.

I was recruited in early 2000 as a turnaround manager. Mike had been there for a few months, Dean had been there for a few months. We put a new management team together and essentially culled the acquisitions down to what we saw (ph) was the ongoing viable operations. We just listed every single acquisition, every product line we had, whether it was contributing to overhead and profit. If it was not contributing to overhead and profit, we shot it [Inaudible] close the offices down. For the (ph) [Inaudible] we then said, OK, is it a strategic value for us?

But the business fit was the strategy that I wanted to follow, which was focusing on the hospitals we sold. And we sold it at several operations. We sold it for physician software business, and a couple of services business. We used the cash - well, of course, a lot of our expense cutting, shutting down things that weren't productive got us kind of back into the - into the black (ph) from a cash flow point of view.

And then the cash that we started getting from showing off businesses, and we started generating [Inaudible] to reduce the debt. We bought back $30 million worth of bonds in 2001, fairly significant discounts, which gave us a very nice gain and also was very good use - the best use of capital at that point in time.

So we reduced the debt down to about 70 million, started developing new products, the Quantim platform came out, started making a lot of new sales, started enhancing the (Affinity) product line, acquired a pharmacy business. And at the end of 2001, we were the turnaround of the year I think. I mean, we were
- we were [Inaudible] . Everybody [Inaudible] the stock [Inaudible] from under a buck in December 2000 to 10 or $11 in late 2001.

Then we had Arthur Andersen as the auditors for the company. Through 1999, we had a regional firm our predecessors hired to do the audit in 2000. They also did the audit in 2001. And I went to the board and said, you know, we're a grown up company now. I'm tired of explaining this regional firm and we did [Inaudible] with our [Inaudible] . In June of - July of 2002, I have to phrase this very carefully we discovered that - or we had errors in the way we recognized revenue.

And we discovered that we had insufficient internal records to help our auditors recognize that the opening balances were correct. In other words, that all the acquisition accounting had been done properly on the 28 acquisitions.

Now frankly, when I get there in 2000, I had clean audit opinions from the reputable big-five firm. I didn't go back and verify that they'd done all the acquisition accounting correctly. But we now had to do that. And, of course, you know, July 2002 was a very significant period followed on the [Inaudible] on the wake (ph) of Enron and Tyco a PWC client and the [Inaudible] Sarbanes-Oxley.

And we then embarked on what turned out to be a 15-month restatement that was fought with all kinds of difficulties including after five or six month of being delinquent in our filings and being unable to get these statements done, the de-listing of our stock on Nasdaq , which triggered a repayment event for the $70 million in bonds that we still had on the balance sheet.

So in April of this year, we went through a very delicate and difficult process. You can imagine we couldn't do a tender we couldn't sell securities because we didn't have audited financials, but we worked out a private placement.

We raised actually more money than we needed to pay off the bonds that got put to us . That's when the bonds came in. So we traded the debt for 10 percent debt, and it was five-and-a-quarter due in '05. We traded at 10 percent due in `08 and we issued 11 million penny warrants to the bondholders - the equity holders as well.

We, you know I mentioned earlier Chuck came on, we got through the restatement, we finally filed 2001 10-KA in ...


--------------------------------------------------------------------------------
Unidentified


 [Inaudible]  english: [Inaudible]  June?


--------------------------------------------------------------------------------
Unidentified


 Early June.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 Early June, then we filed the delinquent 2002 quarters, and the 10-K in ...


--------------------------------------------------------------------------------
Chuck Stahl  - CFO - QuadraMed Corporation


 August.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


     ... August. And then we filed in September, the first two quarters of 2003. And as Chuck mentioned, we are now back in total compliance with the SEC filing requirements. It was an extremely difficult and very painful period of time that we went through.


--------------------------------------------------------------------------------
Unidentified


 [Inaudible]


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


     And we spent $15 million doing it. And, you know, if you look at the numbers, we essentially moved a whole bunch of shareholder equity up into deferred revenue, and, you know, we moved a lot of numbers up and down the income statement. But cash stayed the same . And nobody has pointed to any fraud or, you know, when I moved to San Francisco, I paid for my own apartment. I don't have any art. And my wife is really pissed about not having that birthday party though. But she didn't have it

And so we're now in the rebound. We, you know, I kind of thing we're the poster child for unintended consequences of what's going on in the last couple of years. There you have it, and we're now on the rebound.

And I would say this, of all the companies we compete with , all the companies I know in our space damn (ph) few could've survived that. [Inaudible] at some point. We were perilously close when the bonds came do. I had 30 million in cash, I didn't have 70, right. So if the bondholders showed up, wanting 70 million, that would've been it. We got through it. We didn't lose any people and we didn't lose any customers. And we paid the retention bonuses to people and all that kind of stuff.

But when I - when I look at the restatements say, well, what does it say about you? You can plow through all the numbers, look at the 10-KA, look at all the current numbers and we'd be happy to answer any questions about, you know, why we had to rollup discontinued operations back into continuing operations, which we did. I mean, the interesting thing about that one is by the time we filed the restatement, the accounting rule at that point had changed. And so we were right. We were just prematurely right on that accounting issue.

It made us a much stronger company. I mean, I like in this management team, and our sales team and everybody else, we talk about, you know, they did a survey on what kept the GI's in World War II going through thewinter of '44 and `45 together and it wasn't so much love of country or anything. It was just loyalty to each other, you know.

And we sort of developed that. We were really ticked (ph) about what was happening to our company, and just determined that we weren't going to let it destroy us. And I think we've come out of it a much stronger management team and very determined management team.

Yes, another question over there? Did I answer your question?


--------------------------------------------------------------------------------
Unidentified


 Yes.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 That's as quickly as I could do it, by the way.


--------------------------------------------------------------------------------
Unidentified


 This gentlemen right here.


--------------------------------------------------------------------------------
Unidentified


 Thanks. Well, first, again, congratulations going through this mess.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 I'm not hearing [Inaudible]  .


--------------------------------------------------------------------------------
Unidentified


 Oh, I'm sorry. I do have an accent.

First, congratulations going through this mess and surviving.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 Thank you.


--------------------------------------------------------------------------------
Unidentified


     Number two, it would be nice that people come into this kind of meeting would be ready for it.

Number three and four, and I think they go together, what is the current standard - the current status with the Nasdaq releasing and the new option award?


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 The new option awards for management you mean?


--------------------------------------------------------------------------------
Unidentified


 Yes, the nixed ones  (ph) and the Nasdaq releasing?


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 The - what was the third? Was there a question before ...


--------------------------------------------------------------------------------
Unidentified


 [Inaudible]


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 OK.

We are applying and have applied for the listing on the - over the counter bulletin board. We got a bunch of questions from Nasd (ph) about our restatement and so forth. We're in the process of responding to those. My hope is that'll be resolved quickly and our stock will move from the pink sheets to the bulletin board.

To get back on Nasdaq small cap we need a $4 share price. And without a $4 share price, if we had the $4 share price. We meet all the other requirements they have now. You know, they'll probably ask a bunch of questions about, you know, the SEC investigation, shareholder [Inaudible] and all that stuff is turning around. But we think we can answer those. We need a $4 share price to get back on the small cap market.

To get on AMEX, we need a $3 share price. So we are looking at all of our options to get listed again, create more liquidity for our shares. We clearly want to do that. And by the way, our whole management team has a big incentive that the board put in place to get that done.

And the company has a big incentive because as soon as we get re-listed on a national exchange, the interest rate on the $70 million of debt goes from 10 percent to 9 percent. So that's $700,000 a year. But we can't, you know, we have to post some good results and get the share price up before we're able to do it.

Chuck Stahl - CFO - QuadraMed Corporation On AMEX, we do have to have a $4 share price, but we believe that they're more flexible on ...


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 [Inaudible]


--------------------------------------------------------------------------------
Unidentified


 No, it's four.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


OK. All right - all right. Well, [Inaudible] they are more flexible - they are more flexible.


--------------------------------------------------------------------------------
Unidentified


 [Inaudible]


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 Say that again.


--------------------------------------------------------------------------------
Unidentified


 [Inaudible]


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


     No. You're talking about my options and Mike Wilsteads and so forth and that little thing about us giving them up and the [Inaudible] that - I don't want my wife to read that. She'll see how stupid I was.

The board, when we issued all those warrants to the bond holders, the board felt that they needed to recreate a big equity incentive for key members of management. I'm not doing this for the salary. And so they did. They granted 1.5 million options for me and 750,000 [Inaudible] and then others, to other key members of management.

At that time, we did not have sufficient options in our shareholder approved plan to make those grants. But since we weren't listed on Nasdaq, we got some legal advice that said, you don't have to worry about that. Since that's a Nasdaq rule, you can just issue the options outside of the shareholder plan and the board did. We later - and that was when we were in the heat of the battle, when we were in the midst of this restructuring.

We later learned that yes, that was correct technically, but the issuance of those options might preclude the company from getting back on the Nasdaq when it was otherwise qualified. Mike and I voluntarily rescinded (ph) our options. We had no promises or anything from the board and still have no promises from the board.

At the shareholder meeting that we held in October, the shareholders approved the addition of options to the 1996 plan and they increased the maximum that could be granted to any one individual in any one year. And the board of directors and the compensation committee of the board of directors has told me that they are now meeting and considering what equity incentive they would like to put in place for Mike Wilstead and me. They haven't done anything at this point. But they now can. It isn't contingent on our getting back on Nasdaq. It was contingent on the shareholders voting on that proposal, which they did on October 18th.

Yes.


--------------------------------------------------------------------------------
Unidentified


 [Inaudible]


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 Yes.


--------------------------------------------------------------------------------


Unidentified


 [Inaudible]


--------------------------------------------------------------------------------
Unidentified


 Just as a follow up, if you could talk to the status of the SEC investigation?


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation

     Yes. The SEC has been investigating us basically from the time we went delinquent with our initial filings. And they have rachetedin [Inaudible] January, they got supoena power and began interviewing people. And in October, they issued what is known as a Wells notification, which said the staff, the people who have been doing the investigation, was planning to recommend enforcement actions against the company for transactions. Not acquisitions but for transactions. They were essentially software sales between two different companies. It took place in 1999 and 1998.

The company has said, we are going to continue our dialog with the SEC. One of those transactions, we reversed. But we obviously don't think there was anything wrong or deliberately wrong with them, and so we intend to continue our dialog with them. I don't know when or how that will be resolved.

I was greatly relieved, as was Chuck, in that the staff also said in their very carefully worded, that they had no current intentions of pursuing any and enforcement (ph) actions against any current members of management or the board of directors.

So we got that Wells notification out there. We have to deal with it. We have very good lawyers representing us in front of the SEC. We continue to make our case as to what went on in 1998. These deals are four and five years ago. I mean, they were - and they weren't gigantic deals. What was it like -- $10 million ...

Chuck Stahl  - CFO - QuadraMed Corporation
 In '98, it was about $5 million and we had about $10 million in '99 and 2000.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


     All right, reverse (ph) . And they were - they were complicated, very complicated deals. We have investigated it, and reversed one of them when we did the reinstatement. The other one because we didn't reinstate '98, we didn't do anything on it.

So this is going to go on for awhile. And I can't - I really can't estimate when we will get the resolution or what the resolution will be. I mean, in worse case [Inaudible] . But we feel fairly strongly that the company didn't do it anything wrong and doesn't deserve to get fined and we'll continue to fight that battle.


--------------------------------------------------------------------------------
Unidentified


And I just had a couple of follow ups, with regards to the financials, on the balance sheet, you still have a fair amount of debt. What are your current plans to deliver, especially as the interest rate goes to cash pay in a year's time? Or are there any plans to deleverage (ph) the balance sheet currently?


--------------------------------------------------------------------------------
Lawrence English - Chairman, CEO - QuadraMed Corporation


Any one of us could answer that. We have $80 million of total debt [Inaudible] number. About 11 million of it is the 2005 [Inaudible] debt, and the rest of it is the 2008 debt. And the 2008 debt goes to nine percent when we get back on the national exchange. So we're sort of really paid in kind on that.

And as you pointed out, we had a [Inaudible] for the first year just because I didn't know what our cash situation was going to be and wanted to do everything I could do preserve cash until the end of the year.

On the long-term, our financial strategy is to continue to generate as much as we can. And as we build up EBITDA in an environment where there should be financing opportunities available to us. Right now they're not. I mean, I can't go out and get a revolver or a line of credit, but if you produce good results, and you produce positive cash flow, and you produce positive EBITDA, you're ability to borrow on a significant reduced rate obviously increases . If we do any significant M&A, we'll be able to raise additional equity.

So we can't say we got a concrete plan, and here's how we're going to do this, that and the other thing. I mean, for 2005 debt came due we have enough cash now that we can - we can handle that. But it's cheap money. We just have to - we're focused on let's improve the company's results. And when we improve the company's results, we'll be able to improve the balance sheet.


--------------------------------------------------------------------------------
Unidentified


     OK. And just, I guess, as a final follow up, can you talk about what you think the target model is for the company, just so we, as outsiders, can get an idea ...


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 Target?


--------------------------------------------------------------------------------
Unidentified


     ... model, financial model is in terms of target gross margins, target operating margins, just so we can get an idea of what the inherent profitability is?


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


Gross margin is complicated because we have all these different product lines. And we only sell hardware, that's very low. But I think it's been running about 60 percent gross margins.

Chuck Stahl  - CFO - QuadraMed Corporation
 For services and other, it's about 50 percent.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 Yes.

Chuck Stahl  - CFO - QuadraMed Corporation
 And for licenses, it's about - it's less than 20 percent [Inaudible]  the cost.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 Cost, yes.

Chuck Stahl  - CFO - QuadraMed Corporation
 Is the cost.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


But I think if you took the total cost of revenues and divided by [Inaudible] it would come out [Inaudible] . It should stay on that - it should stay on that range. And then in terms of operating margins, we're very leverageable (ph) . We are very - you don't need to pay me anymore. You don't need to pay Wilstead anymore. We don't need another CFO. We take (ph) the company at 200 million at revenue, there would be obviously, will get some cost along with it, but it's very leverageable (ph) .

I think some of our competitors in the software business have EBITDA margins in the 18 to 20 percent range. I'm not predicting that we're going to be able to achieve that. But we need to drive top line growth. And if we drive top line growth, we will see obviously net income. Operating margins are negative now, but we'll be able to see them get into positive and that will produce pretty good profitability as time goes by. I mean, software is - can be a very positive business.

[Inaudible]


--------------------------------------------------------------------------------
Unidentified


Have you made the emotional adjustment from a turnaround artist (ph) to a growth-oriented CEO? I guess you realized you're going to be judged by results. And I guess in terms of just following up on that sort of model question, what - I mean, you made 30 - you have $30 million in revenues in the third quarter, and you've lost five million or so. Of the five million, how much was sort of non-recurring and adjusted blah, blah, blah?


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


As for the first question, yes. I mean, that's what I do. I'm an operating guy, I'm a sales guy, and I got the turnarounds because I wanted to do something but I didn't want to work full time.


--------------------------------------------------------------------------------
Unidentified


 [Inaudible]


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


Is [Inaudible] I want to work full time [Inaudible] . But I like making sales. That's - so driving top line is really the thing I'd much [Inaudible] pretty hard - it's an easy transition for me to make.

Non-recurring cost for Q3, not a lot. I mean, we're running duplicate finance operations, as you can see. But I ...

Chuck Stahl  - CFO - QuadraMed Corporation
 The increase in the R&D, a couple of million dollars in the third quarter.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 Yes.


--------------------------------------------------------------------------------
Unidentified


I guess I'm trying to get at some kind of a break even. I guess improving on the net loss doesn't exactly warm the cockles of my hear and/or in terms of all the other things that [Inaudible] financially and do a junk bond and kick the other bond, 10 percent bond...


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 All right.

[Inaudible] top line growth and, I don't know, would we about break even on a net income basis if we did 35 million in the fourth quarter? That's pretty close, isn't it?


--------------------------------------------------------------------------------
Unidentified


 OK, thanks.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 It's close. Yes, if we get 35 million in this quarter, we'll do [Inaudible]  .


--------------------------------------------------------------------------------

Unidentified


I have two questions. First with respect to licensing revenue, in a typical quarter, what percentage of licensing revenue is from new clients versus sales into the existing client base?

And then secondly, on a bit of a different note, can you give us a - can you give us a feeling for competition. And who do you see most often in the marketplace that you're selling? Thanks.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


All right. I want to make sure I understand your first question. In terms of revenue that is recognized in the quarter - I mean, it's all existing customers. Did you mean bookings, what the bookings would be because the ...


--------------------------------------------------------------------------------
Unidentified


 Yes. When you're booking, what percent is [Inaudible] and you haven't [Inaudible] and you [Inaudible] .


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 All right.


--------------------------------------------------------------------------------
Unidentified


 [Inaudible]  you currently have [Inaudible]  .


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


     Well, as Mike pointed out, we didn't' sell any new Affinity (ph) clients in the first two quarters. We sold one in June when the first one came.


--------------------------------------------------------------------------------
Lawrence English - Chairman, CEO - QuadraMed Corporation


Yes. So almost, well, I don't know. [Inaudible] do you have break down on how much the HIM stuff is existing customer?


--------------------------------------------------------------------------------
 Mike Wilstead - President and COO - QuadraMed Corporation


I don't have it with me. But new customers probably I would say, in the 20 percent category roughly. You know, existing customer base during this time has been much higher obviously.

Chuck Stahl - CFO - QuadraMed Corporation In our - in our [Inaudible] business where most of our license revenue is being generated. It's on a percentage of completion basis. So we sign the contract, and based upon certain milestones, we can bill and collect money and then we're deferring that. And then that comes into the income statement on a percentage of completion basis.


--------------------------------------------------------------------------------
Mike Wilstead - President and COO - QuadraMed Corporation


     I have a metric sheet that, you know, that tell me, you know, HIM products, how many were sold to existing customers. Well I just don't have it with me so I've never looked at that as a total [Inaudible] .


--------------------------------------------------------------------------------
Unidentified


 [Inaudible]


--------------------------------------------------------------------------------
Mike Wilstead - President and COO - QuadraMed Corporation


 It has ...


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 In 2003, yes.


--------------------------------------------------------------------------------
 Mike Wilstead - President and COO - QuadraMed Corporation





 It has been in 2003. Sure.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


In 2003 a lot - and that's a strength. Because these products, whether they're the medical record or HIM products as we've described them more of [Inaudible] . So as Dean pointed out, we sell coding. They may know how to book abstracting, compliance, record management. They are right there on the screen when they open it up. And then the same with the Affinity based. I don't think there's a single Affinity customer that has all of our applications. Right?


--------------------------------------------------------------------------------
 Dean Souleles  - Executive Vice President, Enterprise Division - Quadramed


 No.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 [Inaudible]  is not [Inaudible]  .


--------------------------------------------------------------------------------

 Dean Souleles  - Executive Vice President, Enterprise Division - Quadramed


 No.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


So every existing Affinity customer we have is a - is a target to sell something additional to him, and that's a very big part of our sales and hopefully will continue to be. As we enter 2004, to want to see significantly larger numbers of new Affinity sales and significant new sales to new customers in the - in the HIM market, as we get these accounting issues behind us.

It was very difficult when you don't have audited financials, you just don't get a lot of RFP's quite frequently. So it's very difficult to make those sales. And we had to rely - our sales force had to rely on selling into the existing customer base.


--------------------------------------------------------------------------------
Unidentified


 [Inaudible]


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 Pardon me?


--------------------------------------------------------------------------------
Unidentified


 [Inaudible]


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


Yes. In the medical record area, where we saw these coding and compliance products, one major competitor, it's 3M. . They've been in this business for a long time. They have big market share, we have number two market share.

We're the [Inaudible] battleship, we're working hard in taking margin share away from them with our innovative products and our suite of products (ph) . There are other - there's some still private companies in that space but 3M is a dominant competitor in the medical records area where sell our Quantim suite of coding and compliance in abstracting products.

In the Affinity area, the HIS area, at the lower end of the market, CPSI and Meditech (ph) . Both companies offered fully integrated but fairly thin product lines. We are more flexible than they and we have more functionality than they. But we don't have the fully integrated suite. So if somebody's going to buy a fully integrated suite, we're in trouble in that level. That's why we need to get more [Inaudible] product, radiology products and so forth.

As we move into the middle tier, we're still competing with Meditech , but we compete more effectively with Meditech because of the more - the virtual functionality of our product line and the flexibility we have to integrate it with Legacy Systems, which they really don't have.

As we move into that market, 250, 300, 400, 500 [Inaudible] we're also up against Eclipsys, McKesson HBO, Siemens, the old SMS product line, and [Inaudible] very large - integrated level Cerner who is seen [Inaudible] the biggest company in this space. The very very strong clinical applications for a very large hospital. [Inaudible]

That's pretty much it.


--------------------------------------------------------------------------------
Unidentified


 Good.


--------------------------------------------------------------------------------
Unidentified


     Larry, first, congratulations to all you guys on getting through this. You've been through hell and back, and you've done a great job, so good job keeping it together.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 [Inaudible]


--------------------------------------------------------------------------------
Unidentified


First, Mike, could you tell us how many clinical products - CPOE (ph) products you guys have contracted sold, and then how many you've actually installed today?


--------------------------------------------------------------------------------
 Michael Wilstead  - President, COO - QuadraMed Corporation


 [Inaudible]


--------------------------------------------------------------------------------
Unidentified


 Please.


--------------------------------------------------------------------------------
 Michael Wilstead  - President, COO - QuadraMed Corporation


We have under contract [Inaudible] 20 that are under contract. One of those, we announced - the Medcath deal, so Medcath has multiple hospitals. So probably individual customers.

I think there's around ten , something like that. [Inaudible] installed one that's live today, and our second one is in the process right now of being installed. So ...


--------------------------------------------------------------------------------
Dean Souleles - CTO - QuadraMed Corporation


 In addition to that, you asked a question about clinical products ...


--------------------------------------------------------------------------------
 Michael Wilstead  - President, COO - QuadraMed Corporation


 Yes.


--------------------------------------------------------------------------------
Dean Souleles - CTO - QuadraMed Corporation


CPOE is kind of a capstone in the clinical information suite. About half of our hospitals in the Affinity base have our order management and nursing products installed (ph) which is the charting, and location management, and that sort of thing. So they're actually far along the curve and kid of [Inaudible] for CPOE.


--------------------------------------------------------------------------------
 Michael Wilstead  - President, COO - QuadraMed Corporation


And we also have Pharmacy installations and over 300 pharmacy installs. So clinically we're pretty wide. [Inaudible] as you go to the industry.


--------------------------------------------------------------------------------
Unidentified


And then on the new sales front, are you - are you guys - where do you guys think you are right now in terms of a recovery from a sales process? I mean, Larry you mentioned obviously you didn't see all the deals that were going on out there, given the circumstances of the company. Do you think you're back in the game? Or where are we and kind of back up the visibility curve on deals going to market.


--------------------------------------------------------------------------------
Unidentified


Yes, before a deal gets to our pipelineand actually be qualified, and that initial phase that reports qualify, we're seeing those come back pretty robustly right now. RFPs coming in again on their large Affinity deals. The smaller [Inaudible] product, you know, we continue to be on the side space of the world. We didn't really track, to much traction there. Our competitors did a nice job of taking some press releases around and trying to negative sell this. But we're able to play in the space.

So Affinity, we're seeing that that market space is accepting us again, and we're able to tell our story. So we feel good bout what we're headed.


--------------------------------------------------------------------------------
Unidentified


OK. And finally, I - Larry, Chuck or whoever, at what point in time do you guys anticipate providing us with more forward-looking information, be it pipeline, bookings, back log or other metrics by which we can get a better handle for ourselves as to the future direction of the business and more appropriately, put a value on the equity. Thanks.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


Well, I think when we have it - when we have a better handle I need to - I need to see how fourth quarter sales come in before I really have a comfortable handle on [Inaudible] for where 2004 is going.

And without that information, I'm taking some bigger risks. And ...


--------------------------------------------------------------------------------
Unidentified


Larry, I'm not - I'm not asking you to go on record saying we're going to do X in revenue and Y in income. I'm more looking for competitors of yours and other folks I software and technology businesses regularly provide a street with pipeline and/or bookings and/or backlog numbers so that we can get a better sense as to the projectory of the ...


--------------------------------------------------------------------------------
Unidentified


 Do you want to go?


--------------------------------------------------------------------------------
Unidentified


 ... business and start to model it ourselves. So I ...


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


     Here's what I'd like to be in a position to do very early in 2004. We'll go into the year, in all probability we'll have the visibility on somewhere around 70 percent of the revenue we expect. And that visibility will be maintenance, I know what that's going to be; backlog, stuff that's under contract. Not totally within our controls. Customer can slow down the installation but pretty comfortable.

Term contracts, [Inaudible] confident than we do in service contracts [Inaudible] . We'll be able to put those numbers out. We should be able to put those numbers out.

I can't put those numbers out until I know what my fourth quarter sales are because that's where a big chunk of the backlog comes from.

In terms of bookings, we have historically measured bookings as total contract value of the deal we sell. It's hard to relate that to GAAP.

My, and this is still being debated internally, I would like to see us change the way we measure bookings to one year, you know, the revenues expect. And then I'll be able to disclose the number.

Pipeline, I don't know - we're still getting legal advice on this. Pipeline is such a subjective number. If I tell you I've got a pipeline of $300 million, I can never three years from now get back and prove by that number related to
(GAAP). So I don't know how ideal was putting out a pipeline number.

Our competitors are steering away from pipeline aren't they?

And do you have more of a backlog and ...


--------------------------------------------------------------------------------
Unidentified


 Yes. Part of the - Mike is to make sure you guys.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


No, to the contrary. We want to show you the numbers we use to manage the business. I just want to, before I put them out there, know that I have a degree of confidence.



--------------------------------------------------------------------------------
Unidentified


As a non-money person, I hope this isn't overly naive. First of all, I love this company. I think you've got a sweet thing going. I got a lot of money invested personally so I'm all for you.

However, since you're $1.60 away from getting to four bucks, aside from meetings like this, is there a magical formula for increasing the price?


--------------------------------------------------------------------------------
Unidentified


 The share ...


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


 The share price?


--------------------------------------------------------------------------------
Unidentified


 Sure.


--------------------------------------------------------------------------------
 Lawrence English  - Chairman, CEO - QuadraMed Corporation


How do you do it? You get more buyers than you have sellers .

I really - it's get good results. Where were you all when you first started at a comparable level what's the price -- $2.60 worth. Do you have any idea what the company was intrinsically doing at that point relative to where you are now?


--------------------------------------------------------------------------------
Unidentified


 [Inaudible]



--------------------------------------------------------------------------------
Unidentified


 ... stronger company now, I'd be $2.60 -- $1 a share person.
Lawrence English - Chairman, CEO - QuadraMed Corporation

[Inaudible]  : as opposed to when?



--------------------------------------------------------------------------------
Unidentified


     When you first started. [Inaudible] When the company first started, we made $2.60 a share. Where was the company relative to where you are now?



--------------------------------------------------------------------------------


Lawrence English - Chairman, CEO - QuadraMed Corporation


Clearly, we are a stronger company. We are, I mean, when I came into [Inaudible] and clearly we are a very tightened (managed), very strategic portfolio products. All of those things we have going for us.

We also have a lot more [Inaudible] diluted shares out there. We have 27 million shares outstanding, we just - we just issued 11 million on the [Inaudible] launch for the bond holders. So you know, on a fully diluted basis, you're looking at 40 million shares that you're carrying around out there.

So, you know, generating earnings per share is going to take a little while. And that's why I need to drive that topline growth.

But when I first got here it was quote chaotic. And I wasn't 100 percent sure way he was able to solve it.

I mean, now I've got a great management team. We know where our products are, we know what our numbers are. We just need it to make sense. We need to drive the topline. That's what's going to go.

Other questions?

I believe we have some wine and cheese set up, so the management team will be available to answer your questions. We really do appreciate the [Inaudible] . Bye (ph) .

------------------------------------------------------

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